Pricing Supplement No. 21 Dated September 18, 1998 Filed Pursuant to: Rule 424
(b)(3) (To Prospectus dated October 8, 1997 and            File No.: 333-36587
Prospectus Supplement dated October 28, 1997)

                         FIRST CHICAGO NBD CORPORATION
                          MEDIUM-TERM NOTES, SERIES H

Date of Issue: 9/23/98  [ ] Fixed Rate       [ ] Commercial Paper Rate Note    [ ] LIBOR Reuters
              --------  [X] Senior           [ ] Federal Funds Rate Note       [X] LIBOR Telerate
Maturity Date: 9/18/00  [ ] Subordinated     [ ] CD Rate Note                  [ ] Prime Rate Note
              --------                       [ ] CMT Rate Note                 [ ] Treasury Rate Note
                                             [ ] LIBOR Note

Principal Amount: $150,000,000.00
                  ------------------------------------------------------------
Issue Price (As a Percentage of Principal Amount):   100%
                                                  ----------------------------
Interest Rate/Initial Interest Rate:  Not available
                                    ------------------------------------------
Interest Payment Dates:  15th Day of each month
                       -------------------------------------------------------
Interest Reset Dates:  15th Day of each month
                     ---------------------------------------------------------
Index Maturity:  30 days
               ---------------------------------------------------------------
Designated CMT Maturity Index:
                              ------------------------------------------------
Spread:  +3 basis points
       -----------------------------------------------------------------------
Spread Multiplier:   None
                  ------------------------------------------------------------
Minimum Interest Rate:   None
                      --------------------------------------------------------
Maximum Interest Rate:   None
                      --------------------------------------------------------
Interest Payment Period:  September 23, 1998 to October 15, 1998 and monthly
                        ------------------------------------------------------
                          thereafter, up to but excluding the interest payment
                        ------------------------------------------------------
                          date
                        ------------------------------------------------------
Interest Rate Reset Period:  September 23, 1998 to October 15, 1998 and
                           ---------------------------------------------------
                             monthly thereafter, up to but excluding the
                           ---------------------------------------------------
                             interest payment date
                           ---------------------------------------------------
Redemption Date(s) or Period:   None
                             -------------------------------------------------
Optional Repayment Date(s):   None
                           ---------------------------------------------------
Calculation Agent (If Applicable):   The First National Bank of Chicago
                                  --------------------------------------------

Additional Terms:


This Pricing Supplement may be used by First Chicago Capital Markets, Inc. ("FCCM"), a wholly owned subsidiary of the issuer, in connection with offer and sales related to secondary market transactions in the Notes. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale.